Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-2 of our report dated January 29, 2024, relating to the financial statements of Octagon XAI CLO Income Fund as of January 18, 2024, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 8, 2024

COHEN & COMPANY, LTD.

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board